Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Western Digital Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-211420, 333-207842, 333-202646, 333-191910, 333-191216, 333-190290, 333-185194, 333-180286, 333-163133, 333-155661, 333-129813, 333-122475, 333-107227, 033-60168, 333-95499, 033-56128, 333-42991, 333-41423, 333-31487, 333-20359, 033-57953, and 033-51725) of Western Digital Corporation and subsidiaries of our report dated August 26, 2016, except as to Note 20, which is as of December 21, 2016, with respect to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of July 1, 2016 and July 3, 2015, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended July 1, 2016, and the related financial statement schedule, which report appears in this Current Report on Form 8-K of Western Digital Corporation and subsidiaries.

/s/ KPMG LLP
Irvine, California
December 21, 2016